UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2020, Zomedica Pharmaceuticals Corp. (the “Corporation) held its Annual and Special Virtual-Only Meeting of the holders (the “Shareholders”) of common shares (“Common Shares”) of the Corporation (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (i) the election of directors of the Corporation, (ii) the appointment of MNP LLP as the Corporation’s auditors and authorization for the directors to fix the auditors’ remuneration, (iii) amending the Articles of the Corporation (the “Articles”) to effect a share consolidation (or a reverse share split) of the Common Shares, (iv) reducing the stated capital account applicable to the Common Shares, (v) amending the Articles as to remove from the Articles the Corporation’s lien on a share registered in the name of a shareholder for a debt to the Corporation, (vi) amending the Articles to allow meeting of shareholders to be held outside Alberta, (vii) amending the Articles to change the name of the Corporation to “Zomedica Corp.”, (viii) ratifying and confirming certain amendments to the Amended and Restated By-law No. 1 of the Corporation, in the form of Amended and Restated By-law No.1 (2nd Version). Shareholders representing 371,953,102 shares, or 65.9%, of the Common Shares outstanding as of the August 6, 2020 record date were represented at the meeting in person or by proxy. The proposals are described in detail in the Corporation’s definitive proxy statement for the Annual Meeting (described as the Management Information Circular and Proxy Statement) filed with the Securities and Exchange Commission on August 14, 2020. The final voting results were as provided below. For purposes of providing percentage information below, any Common Shares that were the subject of abstentions or broker non-votes have been ignored in accordance with Canadian law. Therefore, the percentages reflected in relation to proposals 1 and 2 reflect only votes “for” or “withheld”, and the percentages reflected in relation to the remainder of the proposals reflect only votes “for” or “against”.

1.	The Shareholders elected the following nominees, Robert Cohen, Jeffrey Rowe, Chris MacLeod, Johnny D. Powers, Rodney Williams, and Christopher Wolfenberg, as directors of the Corporation to serve until the 2021 annual meeting or until their successors are elected or appointed.

	FOR	PERCENTAGE FOR	WITHHELD	PERCENTAGE WITHHELD	BROKER NON-VOTES
Robert Cohen	181,042,849	75.8%	57,665,083	24.2%	133,245,170
Jeffrey Rowe	181,397,452	76.0%	57,310,480	24.0%	133,245,170
Chris MacLeod	181,576,435	76.1%	57,131,497	23.9%	133,245,170
Johnny D. Powers	181,226,284	75.9%	57,481,648	24.1%	133,245,170
Rodney Williams	180,477,919	75.6%	58,230,013	24.4%	133,245,170
Christopher Wolfenberg	182,121,873	76.3%	56,586,059	23.7%	133,245,170

2.	The proposal to appoint MNP LLP as the Corporation’s auditors and to authorize the directors to fix the auditors’ remuneration was approved by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	WITHHELD	PERCENTAGE WITHHELD	BROKER NON-VOTES
307,782,536	82.8%	64,170,566	17.3%	0

3.	The proposal to amend the Articles to effect a share consolidation (or a reverse share split) of the Common Shares was defeated by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	AGAINST	PERCENTAGE AGAINST	ABSTAIN	BROKER NON-VOTES
205,935,119	56.2%	160,336,651	43.8%	5,681,330	0

4.	The proposal to reduce the stated capital account applicable to the Common Shares was approved by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	AGAINST	PERCENTAGE AGAINST	ABSTAIN	BROKER NON-VOTES
158,858,972	67.5%	76,625,247	32.5%	12,190,678	124,278,205

5.	The proposal to amend the Articles as to remove from the Articles the Corporation’s lien on a share registered in the name of a shareholder for a debt to the Corporation was approved by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	AGAINST	PERCENTAGE AGAINST	ABSTAIN	BROKER NON-VOTES
164,008,043	70.2%	69,545,429	29.8%	14,118,475	124,281,155

6.	The proposal to amend the Articles to allow meeting of shareholders to be held outside Alberta was approved by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	AGAINST	PERCENTAGE AGAINST	ABSTAIN	BROKER NON-VOTES
178,093,591	76.6%	54,351,279	23.4%	6,263,062	133,245,170

7.	The proposal to amend the Articles to change the name of the Corporation to “Zomedica Corp.” was approved by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	AGAINST	PERCENTAGE AGAINST	ABSTAIN	BROKER NON-VOTES
299,240,779	83.0%	61,335,780	17.0%	11,376,543	0

8.	The proposal to ratify and confirm certain amendments to the Amended and Restated By-law No. 1 of the Corporation, in the form of Amended and Restated By-law No.1 (2nd Version) was approved by the Shareholders based upon the following votes:

FOR	PERCENTAGE FOR	AGAINST	PERCENTAGE AGAINST	ABSTAIN	BROKER NON-VOTES
160,336,111	72.2%	61,772,617	27.8%	16,599,204	133,245,170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: September 28, 2020	By: /s/ Ann Cotter
Name: Ann Cotter
Title: Interim Chief Financial Officer